CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

To:	SCIENTIGO, INC. (formerly Market Central, Inc.)

As independent registered certified public accountants, we hereby consent to the inclusion in the foregoing Amendment No. 1 to Form SB-2 Registration Statement our report dated October 4, 2005, dual dated November 7, 2005 relating to the consolidated financial statements of Scientigo, Inc. (formerly Market Central, Inc.) and to the reference to our Firm under the caption "Experts" appearing in the Prospectus.

/s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
Russell Bedford Stefanou Mirchandani LLP

McLean, Virginia
May 17, 2006